EXHIBIT 31.02
CERTIFICATIONS
I, Adrian J. Rodriguez, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of El Paso Electric Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 24, 2020

EL PASO ELECTRIC COMPANY

By:	/s/ Adrian J. Rodriguez
Adrian J. Rodriguez
Interim Chief Executive Officer
General Counsel and Assistant Secretary
(Principal Executive Officer)

I, Nathan T. Hirschi, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of El Paso Electric Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 24, 2020

EL PASO ELECTRIC COMPANY

By:	/s/ Nathan T. Hirschi
Nathan T. Hirschi
Senior Vice President -
Chief Financial Officer
(Principal Financial Officer)